Vestal & Wiler
                          Certified Public Accountants



The Board of Directors
Pre-Paid Solutions, Inc. and Subsidiary

We consent to the use of our April 30, 1999 report to be included in the Form 10-K of Pre-Cell Solutions, Inc. for the fiscal year ended April 30, 2000 filed with the Commission on August 14, 2000.

/s/ Vestal & Wiler

Vestal & Wiler

Orlando, Florida
August 14, 2000






             201 East Pine Street, Suite 801 Orlando, Florida 32801
                         407/843-4433 FAX 407/841-6694